EX-99.B(j)-wrconsnt

                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 12 to Registration Statement No. 33-45961 of Waddell & Reed Funds, Inc. on Form N-1A of our report dated May 7, 1999, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" in such Prospectus.

Deloitte & Touche LLP
Kansas City, Missouri
June 24, 1999